Exhibit 10.2

SportsMap Tech Acquisition Corp.
Attention: David Gow

May 17, 2023

Re:       Assignment of Founder Shares

Ladies and Gentlemen:

This letter (this “Agreement”) is being delivered in connection with that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of December 5, 2022, by and among SportsMap Tech Acquisition Corp., a Delaware corporation (“SportsMap”), Infrared Cameras Holdings, Inc., a Delaware corporation (“ICI”), and ICH Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of SportsMap.

The undersigned are holders of Founder Shares (as defined in that certain Letter Agreement, dated October 18, 2021 (the “Letter Agreement”), by and among SportsMap, SportsMap, LLC (the “Sponsor”), Roth Capital Partners, LLC, and each of the officers, directors and initial stockholders of SportsMap) in SportsMap (the “Holders”). In order to induce investors to provide PIPE Financing (as defined in the Business Combination Agreement) or to commit to a non-redemption agreement, each Holder agrees with SportsMap and the Sponsor as follows:

1.     Each Holder agrees that it shall, in accordance with the terms and conditions of this Agreement, in connection with any PIPE Financing or non-redemption agreement, transfer and assign to SportsMap (or such other Affiliate of SportsMap or any counterparty in any PIPE Financing SportsMap may designate (each, a “Financing Counterparty”)), for no consideration, such Holder’s Pro Rata Share of up to 500,000 Founder Shares (the “Transferred Shares”), such number to be determined by SportsMap in its sole discretion, as follows:

(a)	SportsMap intends to assign and transfer 200,000 Transferred Shares to investors in connection with that certain Loan Agreement (such Transferred Shares, the “Initial Loan Shares”). Simultaneously with the execution and delivery of this Agreement, each Holder is executing and delivering to SportsMap (i) a Securities Transfer Agreement in the form attached hereto as Exhibit A (a “Transfer Agreement”) to effect the transfer of such Holder’s Pro Rata Share of the Initial Loan Shares to SportsMap for such purpose, and (ii) an Amendment to the Sponsor Letter Agreement, dated as of December 5, 2022, by and among SportsMap, ICI and the Holders, in the form attached hereto as Exhibit B (the “Sponsor Letter Agreement Amendment”), in which the parties thereto are waiving the transfer restrictions applicable to the Founder Shares set forth therein.

(b)	SportsMap shall have the right, upon written notice to the Holders, to cause the Holders to assign and transfer the remaining Transferred Shares in any amount up to an additional 300,000 Transferred Shares (the “Subsequent Financing Transferred Shares”), to any Financing Counterparty in a PIPE Financing or non-redemption agreement SportsMap may enter into prior to the closing of the transactions contemplated by the Business Combination Agreement. Each Holder shall have the obligation, promptly following delivery of any notice pursuant to this Section 1(c), to take any action as may be necessary to effect such assignment and transfer.

“Pro Rata Share” means, with respect to a Holder, such number of Founder Shares held by such Holder divided by the total number of Founder Shares issued and outstanding as of the date hereof, each as set forth on Exhibit B.

2.     Each Holder hereby authorizes SportsMap to take such actions as shall be necessary to evidence such transfer, including by causing to be updated the stock and warrant transfer records of SportsMap to reflect such transfers. By signing this Agreement, unless otherwise agreed to in writing by SportsMap, each Holder designates and appoints SportsMap its true and lawful representative and attorney-in-fact to make, execute, sign and deliver a Transfer Agreement and any other agreements or instruments as may be required to effect the transactions contemplated by Section 1(b). The foregoing grant of authority (i) is a special power of attorney coupled with an interest in favor of SportsMap and as such shall be irrevocable and shall survive the death or disability of a Holder that is a natural person or the merger, dissolution or other termination of the existence of a Holder that is a corporation, association, partnership, limited liability company or trust, and (ii) shall survive the assignment by the Holder of the whole or any portion of its interest, except that where the assignee of the whole thereof has furnished a power of attorney, this power of attorney shall survive such assignment for the sole purpose of enabling SportsMap to execute, acknowledge, file and deliver any instrument necessary to effect any permitted substitution of the assignee for the assignor as a Holder and shall thereafter terminate. Notwithstanding the foregoing, this power of attorney shall expire as to such Holder immediately after the closing of the transactions contemplated by the Business Combination Agreement, or the removal, withdrawal, bankruptcy or dissolution of SportsMap. This power of attorney shall be governed by and construed in accordance with the internal laws of the State of Delaware.

3.     This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

4.     No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties; provided that, notwithstanding the foregoing, SportsMap shall be entitled to assign the right to receive any Transferred Shares to the Sponsor or any of its Affiliates. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on SportsMap and each Holder and each of their respective successors and permitted assigns to whom SportsMap transfers Transferred Shares in compliance with this Agreement. Any transfer made in contravention of this Agreement shall be null and void.

5.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware), for the purposes of any proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each party hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding claim, demand, action or cause of action against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 5 for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such proceeding, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in the books and records of SportsMap shall be effective service of process for any such proceeding, claim, demand, action or cause of action.

6.     This Agreement may be executed and delivered (including by facsimile transmission or by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature pages follow]

       IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SPORTSMAP, LLC

By:	/s/ David Gow
Name: David Gow
Title: Manager

/s/ BRADLEY W. BAKER
BRADLEY W. BAKER

/s/ MATTHEW DAY
MATTHEW DAY

/s/ STEVE DYER
STEVE DYER

/s/ DAVID FARINA
DAVID FARINA

/s/ KEVIN HARRIS
KEVIN HARRIS

/s/ WILLIAM F. HARTFIEL III
WILLIAM F. HARTFIEL III

/s/ DONALD RYAN HULSTRAND
DONALD RYAN HULSTRAND

/s/ JOHN LIPMAN
JOHN LIPMAN

/s/ JAMES ZAVORAL
JAMES ZAVORAL

THE AMG TRUST ESTABLISHED 01/23/2007

By:	/s/ Aaron M Gurewitz
Name: Aaron M Gurewitz
Title: Trustee

BYRON ROTH LLC

By:	/s/ Byron Roth
Name: Byron Roth
Title: Manager

CR FINANCIAL HOLDINGS, INC

By:	/s/ Gerald L Mars
Name: Gerald L Mars
Title: CFO

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SPORTSMAP TECH ACQUISITION CORPORATION

By:	/s/ David Gow
Name: David Gow
Title: CEO

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

INFRARED CAMERAS HOLDINGS, INC.

By:	/s/ Gary Strahan
Name: Gary Strahan
Title: Chief Executive Officer

Exhibit A

FORM OF SECURITIES TRANSFER AGREEMENT

This SECURITIES TRANSFER AGREEMENT (this “Agreement”) is made as of this ____ day of _______, 2023 by and between _________________ (“Holder”) and _____________ (“Transferee”).

WHEREAS, the Holder wishes to transfer _________ shares (the “Founder Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of SportsMap Tech Acquisition Corp. (the “Company”) to Transferee; and

WHEREAS, the Transferee has agreed to accept the Founder Shares subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
Delivery of the Founders Shares

Section 1.01          Delivery. Upon receipt of an executed copy of this Agreement, Holder will cause the Founder Shares to be delivered to the Transferee.

ARTICLE II
Waiver of Redemption Rights

Section 2.01            Waiver of Claims Against Trust Account; Waiver of Redemption Rights.

(a)       The Transferee acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“Public Offering”) and from certain private placements occurring simultaneously with its Public Offering (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders and certain other parties. For and in consideration of the Holder donating the Founder Shares to the Transferee, the Transferee hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account as a result of entering into this Agreement, and shall not make any claim against the Trust Account as a result of entering into this Agreement, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Transferee hereby irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement and will not seek recourse against the Trust Account with respect thereto.

(b)       The Transferee acknowledges that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it. The Transferee further waives, with respect to the Founder Shares held by it any redemption rights it may have in connection with the consummation of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses (the “Business Combination”), including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock. The Transferee also agrees to waive its redemption rights with respect to the Founder Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (the “Charter”), (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Common Stock sold in the Public Offering (the “Offering Shares”) if the Company does not complete a Business Combination in accordance with the Charter or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity.

ARTICLE III
Miscellaneous

Section 3.01          Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 3.02          Governing Law. This Agreement shall for all purposes be deemed to be made under, and shall be construed in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum.. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 3.03          Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 3.04          Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Neither party shall assign this Agreement without the prior written consent of the other party.

Section 3.05          Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transactions contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the parties hereto.

Section 3.06          Further Assurances; Third-Party Beneficiary. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm the rights, title or interest in or to the Founder Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide such assurances as may be necessary or desirable to vest, perfect or confirm any and all rights, title and interest in or to the Founder Shares or under or otherwise pursuant to this Agreement.

[Signature Page Follows]

9

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

Transferee

By:
Name:

Holder

By:
Name:

The foregoing entities hereby acknowledge notice of this Agreement:

SPORTSMAP TECH ACQUISITION CORP.

By:

Name: David Gow
Title: Chief Executive Officer